                                                                  Exhibit 99(g2)

                                  ATTACHMENT B

                               FEES AND EXPENSES

Morgan Stanley Institutional Fund Trust

Morgan Stanley Institutional Fund, Inc.

The Universal Institutional Funds, Inc.

Morgan Stanley Strategic Adviser Fund, Inc.

The Latin American Discovery Fund, Inc.
The Malaysia Fund, Inc.
Morgan Stanley Asia-Pacific Fund, Inc.
Morgan Stanley Emerging Markets Fund, Inc.
Morgan Stanley India Investment Fund, Inc.
The Thai Fund, Inc.
The Turkish Investment Fund, Inc.
Morgan Stanley Eastern Europe Fund, Inc.
Morgan Stanley Emerging Markets Debt Fund, Inc.
Morgan Stanley Global Opportunity Bond Fund, Inc.
Morgan Stanley High Yield Fund, Inc.

Custody Fee Schedule (effective Oct. 1, 2002)
--------------------------------------------------------------------------------
                                       Asset Charge           Transaction Charge
Country                                (basis point)          (USD $)
--------------------------------------------------------------------------------
Argentina                              25                     83
--------------------------------------------------------------------------------
Australia                              4                      38
--------------------------------------------------------------------------------
Austria                                8                      50
--------------------------------------------------------------------------------
Bangladesh                             60                     150
--------------------------------------------------------------------------------
Belgium                                5                      50
--------------------------------------------------------------------------------
Bermuda                                18                     75
--------------------------------------------------------------------------------
Botswana                               60                     73
--------------------------------------------------------------------------------
Brazil                                 15                     58
--------------------------------------------------------------------------------
Bulgaria                               35                     75
--------------------------------------------------------------------------------
Canada                                 3.50                   23
--------------------------------------------------------------------------------
Chile                                  37.50                  80
--------------------------------------------------------------------------------
China (Shanghai)                       25                     70
--------------------------------------------------------------------------------
Colombia                               42.50                  100
--------------------------------------------------------------------------------
Cyprus                                 60                     150
--------------------------------------------------------------------------------
Czech Republic                         33.50                  90
--------------------------------------------------------------------------------
Denmark                                4                      52
--------------------------------------------------------------------------------
Ecuador                                45                     90
--------------------------------------------------------------------------------
Egypt                                  40                     75
--------------------------------------------------------------------------------
Estonia                                35                     75
--------------------------------------------------------------------------------
Euroclear                              1.75                   23
--------------------------------------------------------------------------------

                                  ATTACHMENT B

                                FEES AND EXPENSES

--------------------------------------------------------------------------------
Country                                 Asset Charge    Transaction Charge
                                        (basis point)   (USD $)
--------------------------------------------------------------------------------
Euroclear (for SICAV                    1.50            23
Liquidity Fund)
--------------------------------------------------------------------------------
Euro CDs                                1.75            23
--------------------------------------------------------------------------------
Finland                                 5               50
--------------------------------------------------------------------------------
France                                  2.5             47
--------------------------------------------------------------------------------
Germany                                 1.75            27
--------------------------------------------------------------------------------
Ghana                                   60              80
--------------------------------------------------------------------------------
Greece                                  40              75
--------------------------------------------------------------------------------
Hong Kong                               3               60
--------------------------------------------------------------------------------
Hungary                                 40              100
--------------------------------------------------------------------------------
India (NSDL)                            16              100
--------------------------------------------------------------------------------
India (Deutsche)                        35              45
--------------------------------------------------------------------------------
India (HSBC)                            35              45
--------------------------------------------------------------------------------
Indonesia                               10              75
--------------------------------------------------------------------------------
Ireland                                  7              45
--------------------------------------------------------------------------------
Israel                                  45              65
--------------------------------------------------------------------------------
Italy                                   4.25            50
--------------------------------------------------------------------------------
Ivory Coast                             3               100
--------------------------------------------------------------------------------
Jamaica                                 11              70
--------------------------------------------------------------------------------
Japan                                   1.60            23
--------------------------------------------------------------------------------
Jordan                                  45              150
--------------------------------------------------------------------------------
Kenya                                   60              82
--------------------------------------------------------------------------------
Korea                                   11              48
--------------------------------------------------------------------------------
Malaysia                                7.50            75
--------------------------------------------------------------------------------
Mauritius                               60              130
--------------------------------------------------------------------------------
Mexico                                  5.50            42
--------------------------------------------------------------------------------
Morocco                                 50              112
--------------------------------------------------------------------------------
Netherlands                             3               35
--------------------------------------------------------------------------------
New Zealand                             2               47
--------------------------------------------------------------------------------
Nigeria                                 60              175
--------------------------------------------------------------------------------
Norway                                  6               50
--------------------------------------------------------------------------------
Pakistan                                30              112
--------------------------------------------------------------------------------
Peru                                    45              98
--------------------------------------------------------------------------------
Philippines                             15              83
--------------------------------------------------------------------------------
Poland                                  37.50           87
--------------------------------------------------------------------------------
Portugal                                25              83
--------------------------------------------------------------------------------
Russia                                  22              85
--------------------------------------------------------------------------------
Singapore                               4               83
--------------------------------------------------------------------------------
Slovakia                                40              100
--------------------------------------------------------------------------------
Slovenia                                35              75
--------------------------------------------------------------------------------
South Africa                            4.50            30
--------------------------------------------------------------------------------
Spain                                   6.50            50
--------------------------------------------------------------------------------
Sri Lanka                               20              100
--------------------------------------------------------------------------------

                                  ATTACHMENT B

                               FEES AND EXPENSES

--------------------------------------------------------------------------------
Country                          Asset Charge          Transaction Charge
                                 (basis point)         (USD $)
--------------------------------------------------------------------------------
Sweden                                  5                     45
--------------------------------------------------------------------------------
Switzerland                             4                     53
--------------------------------------------------------------------------------
Taiwan                                  13                    83
--------------------------------------------------------------------------------
Thailand                                15                    63
--------------------------------------------------------------------------------
Turkey                                  12.50                 73
--------------------------------------------------------------------------------
United Kingdom                          1.50                  25
--------------------------------------------------------------------------------
United States*                          Tiered schedule       8
--------------------------------------------------------------------------------
Uruguay                                 50                    100
--------------------------------------------------------------------------------
Venezuela                               40                    100
--------------------------------------------------------------------------------
Zambia                                  60                    80
--------------------------------------------------------------------------------
Zimbabwe                                60                    70
--------------------------------------------------------------------------------

* See next page for U.S. asset charge tiering

                                  ATTACHMENT B

                               FEES AND EXPENSES

*Asset charge for United States assets will be applied to the aggregate level of Morgan Stanley assets with JPMorgan per the following schedule:

--------------------------------------------------------------------------------
From:                   To:                     Asset Charge (basis point)
--------------------------------------------------------------------------------
$0                      $15 billion             0.65
--------------------------------------------------------------------------------
$15 billion             $25 billion             0.40
--------------------------------------------------------------------------------
Over $25 billion                                0.15
--------------------------------------------------------------------------------

Miscellaneous Fees & Out of Pocket Expenses:
-------------------------------------------
Cash Movements          $8      for USD settlements
                        $15     for non USD settlements

Registration/Transfer fees, Stamp taxes/duties and any other out of pocket costs will be recharged to the Funds at cost, where incurred by JPMorgan.

Earnings Credits:
----------------

Credits will be paid to the Funds at a rate based on the 90-Day Treasury bill rate less 1% on daily positive balances. All interest is paid after a 10% Federal Reserve requirement is deducted from the balances. The credits earned are cumulative throughout JPMorgan Chase Bank's fiscal year. At the beginning of the new fiscal year, earnings credit balances are reset to zero.

Overdraft Rates:
---------------

Overdraft charges paid by the Funds will be calculated using the Federal Funds rate plus 2% on daily negative balances.